                                                                     EXHIBIT 4.1

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                         REGISTRATION RIGHTS AGREEMENT



                              Dated July 15, 1998



                                     among



                             BOSTON CHICKEN, INC.

                          BCI ACQUISITION SUB, L.L.C.



                                      and



                           BC EQUITY FUNDING, L.L.C.

                            MARKET PARTNERS, L.L.C.


================================================================================

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into on July 15, 1998, among BOSTON CHICKEN, INC., a Delaware corporation (the "Company"), BCI ACQUISITION SUB, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of the Company ("BCI Sub"), BC EQUITY FUNDING, L.L.C., a Delaware limited liability company ("BCEF"), and MARKET PARTNERS, L.L.C., a Delaware limited liability company ("Market Partners").

          This Agreement is made pursuant to the Agreement and Plan of Merger dated March 16, 1998, between the Company, BCI Sub, BCEF and Market Partners (the "Merger Agreement"), which provides for the merger (the "Merger") of BCEF and Market Partners with and into BCI Sub, with BCI Sub as the surviving corporation. As a result of the Merger, holders of limited liability company interests in BCEF or Market Partners (the "Holders") will receive, in the aggregate, (i) $126.8 million aggregate liquidation preference 10% Series A Exchangeable Preferred Stock of the Company (the "Preferred Stock"), (ii) 3,500,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") and (iii) $10,000,000 in cash (to be divided among only those Holders who are not BCI Insiders). As part of the consideration provided for in the Merger Agreement and, with respect only to Holders who have not previously executed and delivered to BCI a Letter of Transmittal containing the release set forth therein, in consideration of such Holders providing the Release substantially in the form set forth in the Letter of Transmittal, the Company has agreed to provide to the Holders who are not BCI Insiders the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Merger Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.   Definitions.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time
           --------
to time, and the rules and regulations of the SEC promulgated thereunder.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended
           --------
from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "BCEF" shall have the meaning set forth in the preamble to this
           ----
Agreement and shall also include BCEF's successors.

          "BCI Insiders" shall have the meaning set forth in the Merger
           ------------
Agreement.

          "Certificate of Designations" shall mean the Certificate of
           ---------------------------
Designations relating to the Preferred Stock dated as of the date hereof, executed by the Company and duly filed on the date hereof with the Delaware Secretary of State, and as the same may be amended from time to time.

          "Closing Date" shall mean the "Closing Date" as defined in the Merger
           ------------
Agreement.

          "Common Stock" shall have the meaning set forth in the preamble to
           ------------
this Agreement.

          "Company" shall have the meaning set forth in the preamble to this
           -------
Agreement and shall also include the Company's successors.

          "Counsel for the Holders" shall mean Weil, Gotshal & Manges LLP, or
           -----------------------
such other counsel as shall be selected by the Majority Holders.

          "Exchange Debentures" shall mean the exchange debentures into which
           -------------------
the Preferred Stock is exchangeable, at the option of the Company, pursuant to the Certificate of Designations.

          "Exchange Indenture" shall mean the indenture relating to the Exchange
           ------------------
Debentures between the Company and a trustee meeting the requirements of the TIA that will be selected by the Company in the event the Company determines to exchange the shares of Preferred Stock for Exchange Debentures, and as the same may be amended from time to time in accordance with the terms thereof.

          "Holders" shall mean any holders of limited liability company
           -------
interests in BCEF or Market Partners who are not BCI Insiders, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.

          "Letter of Transmittal" shall have the meaning set forth in the Merger
           ---------------------
Agreement.

          "Majority Holders" shall mean the Holders of a majority of the (a)
           ----------------
aggregate liquidation preference of outstanding shares of Preferred Stock or the aggregate principal amount of the outstanding Exchange Debentures (as applicable) and (b) the outstanding shares of Common Stock issued pursuant to the Merger, in each case that are also Registrable Securities; provided that
                                                               --------
whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Market Partners" shall have the meaning set forth in the preamble to
           ---------------
this Agreement and shall also include Market Partners' successors.

          "Merger Agreement" shall have the meaning set forth in the preamble to
           ----------------
this Agreement.

          "Merger" shall have the meaning set forth in the preamble to this
           ------
Agreement.

          "Original Issuance Date" shall have the meaning set forth in the
           ----------------------
Certificate of Designations.

          "Person" shall mean an individual, partnership, corporation, business
           ------
trust, joint stock company, limited liability company, trust or unincorporated association, joint venture, government authority or other entity of whatever nature.

          "Preferred Stock" shall have the meaning set forth in the preamble to
           ---------------
this Agreement and any additional shares of Preferred Stock issued as a dividend thereon pursuant to the Certificate of Designations in respect thereof.

          "Prospectus" shall mean the prospectus included in the Shelf
           ----------
Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and including all material incorporated by reference therein.

          "Registrable Securities" shall mean all Securities held by Holders who
           ----------------------
are not BCI Insiders; provided, however, that such Securities shall cease to be
                      --------  -------
Registrable Securities (i) when a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) when such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) when such securities are permitted to be sold pursuant to Rule 144 (k) (or any similar provision then in force) or (iv) when such Securities shall have ceased to be outstanding.

          "Registration Expenses" shall mean any and all expenses incident to
           ---------------------
performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of the Company in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and disbursements relating to the qualification of the Exchange Indenture under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Company and the fees and disbursements of Counsel for the Holders through the date on which the Shelf Registration Statement is initially declared effective by the SEC and (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities" shall mean, collectively, the Preferred Stock, the
           ----------
Exchange Debentures and the Common Stock.

          "Shelf Registration" shall mean a registration effected pursuant to
           ------------------
Section 2(a) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration
           ----------------------------
statement of the Company pursuant to the provisions of Section 2(a) of this Agreement which covers all of the Registrable Securities (which may include other securities of the Company held by persons or entities having been previously granted registration rights by the Company) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "TIA" shall have the meaning set forth in Section 3(l) hereof.
           ---

          "Trustee" shall mean the trustee with respect to the Exchange
           -------
Debentures under the Indenture.

          2.  Registration Under the 1933 Act.

          (a) Within 60 days after the Original Issuance Date the Company shall file a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities. The Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC within 150 days after the Original Issuance Date. The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until two years after the Original Issuance Date or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement in order to permit the Prospectus to be usable by the Holders. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter. The Company agrees to furnish Counsel for to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          (c) A Shelf Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared
                      --------  -------
effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days of such interference, to and including the date on which the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume. In the event the Shelf Registration Statement is not filed with the SEC within 60 days after the Original Issuance Date, the Company will immediately be required to pay a penalty in the aggregate amount of $2,500,000 in cash to the Holders on a pro rata basis based on the Registrable Securities held by each Holder. In the event the Shelf Registration Statement is not declared effective on or before the 150th day after the Original Issuance Date, commencing on the 151st day after the Original Issuance Date the annual dividend rate on the Preferred Stock (or the interest rate on the Exchange Debentures, if applicable) will increase to 11% and shall further increase by 0.5% for each period of 90 days thereafter (for greater certainty, if applicable the first 90-day period would commence on the 241st day after the Original Issuance Date and end on the 330th day after the Original Issuance Date and the next 90-day period would commence on the 331st day after the Original Issuance Date) until the Shelf Registration Statement is declared effective, up to a maximum rate of 12%. In the event the annual dividend rate on the Preferred Stock (or the interest rate on the Exchange Debentures) increases pursuant to this Section 2(c), on the date immediately following the date on which the Shelf Registration Statement is declared effective by the SEC, such annual dividend rate (or interest rate) will be reduced to 10%. Any payments to be made to Holders pursuant to this Section 2(c) shall be delivered to the Holders at their address in accordance with
Section 5(c) hereof.

          3.  Registration Procedures.

          In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to Section 2(a) hereof, the Company shall:

          (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form, and use its reasonable best efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) promptly prepare and file with the SEC post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period provided for in Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act;

            (c) furnish to each Holder and Counsel for the Holders, without charge, as many copies of the Prospectus, including the preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by and in the manner described in the Prospectus or any amendment or supplement thereto in accordance with applicable law;

            (d) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement shall reasonably request in writing by the time the applicable Shelf Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided,
                                                                       --------
     however, that the Company shall not be required to (i) qualify as a foreign
     -------
     corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

            (e) notify each Holder and Counsel for the Holders promptly and, if requested by any such Holder or Counsel for the Holders, confirm such advice in writing (i) when the Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of the happening of any event during the period the Shelf Registration Statement is effective which, in the good faith determination of the Board of Directors of the Company upon the advice of counsel, makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (iv) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate;

               (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment and provide to each Holder immediate notice of the withdrawal of any such order;

               (g) furnish to Counsel for the Holders, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

               (h) upon the occurrence of any event contemplated by Section 3(e)(iii) hereof, use its reasonable best efforts to prepare and file with the SEC as promptly as practicable a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (i) a reasonable time prior to the filing of the Shelf Registration Statement, the Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into the Shelf Registration Statement or the Prospectus after the initial filing of the Shelf Registration Statement, provide copies of such document to the Counsel for the Holders and make such of the representatives of the Company as shall be reasonably requested by Counsel for the Holders available for discussion of such document, and shall not at any time file or make any amendment to the Shelf Registration Statement, the Prospectus or any amendment of or supplement to the Shelf Registration Statement or the Prospectus or any document which is to be incorporated by reference into the Shelf Registration Statement or the Prospectus of which Counsel for the Holders shall not have previously been advised and furnished a copy;

               (j) obtain a CUSIP number for all Registrable Securities not later than the effective date of the Shelf Registration Statement;

               (k) cause the Exchange Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Debentures, cooperate with the Trustee and the Holders to effect such changes to the Exchange Indenture as may be required for the Exchange Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Exchange Indenture to be so qualified in a timely manner;

               (l) use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed to the extent such Registrable Securities satisfy applicable listing requirements;

               (m) maintain a transfer agent and registrar, which may be the same entity, for the Registrable Securities, not later than the effective date of the Shelf Registration Statement; and

               (n) if reasonably requested by any Holder of Registrable Securities covered by the Shelf Registration Statement, (i) to the extent counsel for the Company deems the inclusion of such information reasonably necessary in order to enable such Holder to be able to sell Registrable Securities, promptly incorporate in a Prospectus supplement such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such filing.

               The Company may require each Holder to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

               Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(iii) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. Any such suspensions may not exceed 50 days (whether or not consecutive) during any 365-day period.

          4.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Holder, from and against all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred by any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission (i) based upon information relating to any Holder furnished to the Company in writing by any selling Holder or Counsel for the Holders expressly for use therein or (ii) included or omitted from a preliminary Prospectus, but corrected in the final Prospectus (or an amendment or supplement thereto), if the Holder did not deliver a copy of the final Prospectus (and any then current amendment or supplement thereto) to the person asserting such loses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the Registrable Securities to such person.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors, officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder or Counsel for the Holders expressly for use in the Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure of any
                                    --------  -------
indemnified party to give notice shall not relieve the indemnifying party of its obligations under paragraph (a) or (b) above, except to the extent that the indemnifying party is prejudiced by reason of such failure. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the opinion of counsel of the indemnified party a conflict of interest may exist between the indemnified and indemnifying parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings, be liable for (a) the fees and expenses of more than one counsel (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning Section 15 of the 1933 Act or Section 20 of the 1934 Act and (b) the fees and expenses of more than one counsel (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holders and such persons who control any Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent may be withheld in its sole discretion) but, if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 4 is unavailable to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying and indemnified party from the registration of the Registrable Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders in this Section (d) to contribute shall be several in proportion to the percentage of Registrable Securities registered by them and not joint.

          (e) Notwithstanding the provisions of this Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          The indemnity provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) any sale of Registrable Securities pursuant to the Shelf Registration Statement.

          5.  Miscellaneous.

          (a) No Inconsistent Agreements.  The Company has not entered into, and
              --------------------------
on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders affected by such amendment, modification, supplement, waiver or consent; provided, however, that whenever the written consent of Holders of a
         --------  -------
specified percentage of Registrable Securities is required hereunder, Registrable Securities held by Insiders shall not be counted in determining whether such consent was given by the Holders of such required percentage of amount.

          (c) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the address of such Holder on the books and records of the Company or its transfer agent on the date hereof or at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5(c), and (ii) if to the Company, initially at the Company's address set forth in the Merger Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 5(c).

          All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

          (d) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

          (e) Third Party Beneficiary.  The Holders shall be third party
              -----------------------
beneficiaries to the agreements made hereunder between the Company and BCI Sub, on the one hand, and BCEF and Market Partners, on the other hand, and any Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (f) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Delaware.

          (i) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              BOSTON CHICKEN, INC.


                              By_____________________________________________
                                 Name:  Michael R. Daigle
                                 Title:  Senior Vice President


                              BCI ACQUISITION SUB, L.L.C.

                              By Boston Chicken, Inc., as Manager


                              By_____________________________________________
                                 Name:  Michael R. Daigle
                                 Title:  Senior Vice President



Confirmed and accepted as of
 the date first above written:

BC EQUITY FUNDING, L.L.C.

  By Boston Chicken, Inc., as Manager


  By___________________________________
     Name:  Michael R. Daigle
     Title:  Senior Vice President


MARKET PARTNERS, L.L.C.


  By___________________________________
     Name: Alberto Finol, as Manager


  By___________________________________
     Name: Thomas Githens, as Manager